Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

SS Innovations International, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value	(1)	457(o)		$	$57,500,000.00	0.0001381	$7,940.75
Fees to be Paid	Other	Warrants	(2)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Common Stock, $0.0001 par value, underlying the Representative's Warrants	(3)	457(o)		$	$4,312,500.00	0.0001381	$595.56

Total Offering Amounts:							$61,812,500.00		8,536.31
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$8,536.31

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Offering Note(s)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

We have also agreed to issue to Roth Capital Partners, LLC warrants to purchase a number of common stock equal to 5% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option. The underwriters’ warrants will have an exercise price per share equal to 150% of the public offering price per share in this offering and may be exercised on a cashless basis.
(3)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act. Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.